Exhibit 99.1
CAVA GROUP REPORTS THIRD QUARTER 2025 RESULTS
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YEAR OVER YEAR CAVA REVENUE GROWTH OF 20.0% INCLUDING CAVA SAME RESTAURANT SALES GROWTH OF 1.9%
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17 NET NEW CAVA RESTAURANT OPENINGS DURING QUARTER
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THIRD QUARTER 2025 CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 24.6%
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WASHINGTON, D.C. (November 4, 2025) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal third quarter ended October 5, 2025.
“Q3 of 2025 delivered another quarter of market share growth, while we continued to reinforce our value proposition, rooted in the quality, relevance, convenience, and experience that we are known for," said Brett Schulman, Co-Founder and CEO. “Same restaurant sales grew 1.9% in the quarter and accelerated 350 basis points to 20.0%, on a two-year basis. We opened 17 net new restaurants and grew revenue by 20.0%. Despite lapping strong prior-year results and navigating macroeconomic headwinds, the underlying strength of our model is evident. New restaurant productivity remains above 100%, with our 2025 cohort trending above $3 million in average unit volumes—clear proof of the brand’s portability and resonance across the country.”
Fiscal Third Quarter 2025 Highlights:
•CAVA Revenue grew 20.0% to $289.8 million as compared to $241.5 million in the prior year quarter and 66.8% as compared to the third quarter of fiscal 2023.
•Net New CAVA Restaurant Openings of 17, bringing total CAVA Restaurants to 415, a 17.9% increase in total CAVA Restaurants year over year.
•CAVA Same Restaurant Sales Growth of 1.9%.
•CAVA AUV of $2.9 million as compared to $2.8 million in the prior year quarter excluding the 53rd week of fiscal 2023.
•CAVA Restaurant-Level Profit of $71.2 million or growth of 15.1% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 24.6%.
•CAVA Digital Revenue Mix was 37.6%.
•CAVA Group Net Income of $14.7 million.
•CAVA Group Adjusted EBITDA1 of $40.0 million compared to $33.5 million in the prior year quarter.
•Year to date net cash provided by operating activities of $144.5 million with Free Cash Flow1 of $23.3 million.

CAVA Fiscal Third Quarter 2025 Review:
CAVA Revenue was $289.8 million, an increase of 20.0% compared with the third quarter of fiscal 2024. The increase was primarily driven by 74 Net New CAVA Restaurant Openings during or subsequent to the third quarter of fiscal 2024, which are exceeding our performance expectations, and CAVA Same Restaurant Sales Growth of 1.9% primarily from menu price and product mix with guest traffic being approximately flat.
CAVA Restaurant-Level Profit Margin was 24.6% compared with 25.6% in the third quarter of fiscal 2024. The decrease was due to: a higher mix of third-party delivery, insurance costs, and other individually insignificant items within other operating expenses; higher food, beverage, and packaging costs primarily associated with the impact of tariffs and the launch of chicken shawarma; and incremental wage investments. The decrease was partially offset by leverage from higher sales.
CAVA Group Fiscal Third Quarter 2025 Review:
General and administrative expenses were $31.5 million, or 10.8% of revenue, as compared to $29.8 million, or 12.2% of revenue, in the third quarter of fiscal 2024. General and administrative expenses, excluding equity-based compensation and executive transition costs1, were $27.4 million, or 9.4% of revenue, as compared to $26.3 million, or 10.8% of revenue, in the third quarter of fiscal 2024. The decrease of 140 basis points was primarily due to lower performance-based incentive compensation, leverage from higher sales, and lower legal costs, partially offset by investments to support future growth.
Net income was $14.7 million, or 5.0% of revenue compared to $18.0 million in the third quarter of fiscal 2024. Assuming a consistent effective tax rate allocated to each fiscal quarter in the prior year (excluding the benefit from the release of the valuation allowance), Adjusted Net Income1 in the prior year quarter was $15.0 million. The decrease in Adjusted Net Income1 was due to a higher effective tax rate and higher depreciation and amortization, partially offset by improved operating performance as noted below.
Adjusted EBITDA1 was $40.0 million, or 13.7% of revenue, an increase of $6.6 million, or 19.6%, compared to the third quarter of fiscal 2024. The increase was primarily driven by the number of and continued strength in the performance of Net New CAVA Restaurant Openings during or subsequent to the third quarter of fiscal 2024 and leverage in general and administrative expenses.
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1    General and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal Full-Year 2025 Outlook:
CAVA Group announced today that it updated fiscal full-year 2025 guidance, as follows:

	August 12, 2025	November 4, 2025
Net New CAVA Restaurant Openings	68 to 70	68 to 70
CAVA Same Restaurant Sales Growth	4.0% to 6.0%	3.0% to 4.0%
CAVA Restaurant-Level Profit Margin	24.8% to 25.2%	24.4% to 24.8%
Pre-opening costs	$15.5 to $16.5 million	$18.0 to $19.0 million
Adjusted EBITDA	$152.0 to $159.0 million	$148.0 to $152.0 million

Actual results may differ materially from CAVA Group’s fiscal full-year 2025 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.
A reconciliation of the forward-looking fiscal 2025 Adjusted EBITDA to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted.

About CAVA Group:
CAVA is the category-defining Mediterranean fast-casual restaurant brand, bringing together healthful food and bold, satisfying flavors at scale. Our brand and our opportunity transcend the Mediterranean category to compete in the large and growing limited-service restaurant sector as well as the health and wellness food category. CAVA serves guests across age groups, genders, and income brackets and benefits from generational tailwinds created by consumer demand for healthy living and a demographic shift towards greater ethnic diversity. We meet consumers’ desires to engage with convenient, authentic, purpose-driven brands that view food as a source of self-expression. The broad appeal of our food combined with these favorable industry trends drive our vast opportunity for continued growth.
Earnings Conference Call:
The Company will host a conference call on November 4, 2025, at 5:00 PM Eastern Time to discuss third quarter 2025 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the company’s website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA’s investor relations website shortly after the call and available for up to one year.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: we operate in a highly competitive industry; our future growth depends on our ability to open new restaurants while managing our growth effectively and maintaining our culture, and our historical growth may not be indicative of our future growth; we may not be able to successfully identify appropriate locations and develop and expand our operations in existing and new markets; new restaurants may not be profitable and may negatively impact sales at our existing locations; negative changes in guest perception of our brand could negatively impact our business; our efforts to market our restaurants and brand may not be successful; food safety issues, and food-borne illness concerns may harm our business; if we are unable to maintain or increase prices, our margins may decrease; the growth of our business depends on our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; economic factors and guest behavior trends, which are uncertain and largely beyond our control, may adversely affect guests’ behavior and our ability to maintain or increase sales at our restaurants; we are subject to risks associated with leasing property; we may not be able to successfully expand our digital and delivery business, which is subject to risks outside of our control; our inability or failure to utilize, recognize, respond to, and effectively manage the immediacy of social media could have a material adverse effect on our business; we may not realize the anticipated benefits from past and potential future acquisitions, investments, or other strategic initiatives; we may not be able to manage our manufacturing and supply chain effectively, which may adversely affect our results of operations; our reliance on third parties could have an adverse effect on our business, financial condition, and results of operations; we may experience shortages, delays, or interruptions in the delivery of food items and other products; we may not successfully optimize, operate, and manage our production facilities; we may face increases in food, commodity, energy, and other costs; we may face increases in labor costs, labor shortages, and difficulties in our ability to identify, hire, train, motivate, and retain the right team members; our success depends on our ability to attract, develop, and retain our management team and key team members; security breaches of our electronic processing of credit and debit card transactions, the CAVA app, or confidential guest or team member information (including personal information) may adversely affect our business; our business is subject to complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; we rely heavily on information technology systems and failures of, or interruptions in, or not effectively scaling and adapting our information technology systems could harm our business; we are subject to evolving rules and regulations with respect to environmental, social and governance matters; climate change and volatile adverse weather conditions could adversely affect our restaurant sales or results of operations; and each of the other factors set forth in “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, and in other reports filed with the United States Securities and Exchange Commission, all of which are available on the investor relations page of our website at investor.cava.com.
The forward-looking statements included in this press release are made only as of the date hereof. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.
Non-GAAP Financial Measures:
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow are not recognized terms under GAAP and should not be considered as alternatives to net income, net income margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Free Cash Flow are not intended to be measures of free cash flow available for management’s discretionary use, as Adjusted EBITDA does not consider certain cash requirements such as tax payments and financing cash flows, and Free Cash Flow does not consider certain cash requirements such as financing cash flows. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA and Adjusted Net Income do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow do not reflect cash flows from financing activities of our business;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow differently than we do, limiting their usefulness as comparative measures.

Investor Relations:	Media Relations:
Anisha Sutaria, Director, Corporate Development & IR	media@cava.com
investor.relations@cava.com

CAVA GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands, except per share amounts)	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
Revenue	$292,238	$243,817	$904,679	$736,318
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization)
Food, beverage, and packaging	88,289	73,540	268,798	216,326
Labor	73,849	61,233	227,907	186,134
Occupancy	19,523	16,412	62,722	52,751
Other operating expenses	38,211	29,985	114,142	90,734
Total restaurant operating expenses	219,872	181,170	673,569	545,945
General and administrative expenses	31,499	29,830	104,944	91,951
Depreciation and amortization	17,628	14,325	55,254	45,380
Restructuring and other costs	—	230	—	582
Pre-opening costs	4,942	2,819	14,519	9,500
Impairment and asset disposal costs	1,176	1,675	3,917	3,795
Total operating expenses	275,117	230,049	852,203	697,153
Income from operations	17,121	13,768	52,476	39,165
Interest income, net	(3,575)	(4,091)	(11,773)	(12,829)
Other expense (income), net	30	(50)	(471)	(188)
Income before taxes	20,666	17,909	64,720	52,182
Provision for (benefit from) income taxes	5,919	(57)	5,898	482
Net income	$14,747	$17,966	$58,822	$51,700

Earnings per share:
Basic	$0.13	$0.16	$0.51	$0.45
Diluted	$0.12	$0.15	$0.50	$0.44
Weighted-average common shares outstanding:
Basic	115,960	114,434	115,733	114,158
Diluted	118,271	118,430	118,356	118,191

The following tables summarize the results of the CAVA segment:

	Twelve Weeks Ended
	October 5, 2025		October 6, 2024		Change
(in thousands)	$	% of Revenue	$	% of Revenue	$	%
Revenue	$289,787	100.0%	$241,499	100.0%	$48,288	20.0%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	87,245	30.1	72,230	29.9	15,015	20.8
Labor	73,849	25.5	61,233	25.4	12,616	20.6
Occupancy	19,523	6.7	16,412	6.8	3,111	19.0
Other operating expenses	38,005	13.1	29,805	12.3	8,200	27.5
Total restaurant operating expenses	218,622	75.4	179,680	74.4	38,942	21.7
Restaurant-level profit	$71,165	24.6%	$61,819	25.6%	$9,346	15.1%

	Forty Weeks Ended
	October 5, 2025		October 6, 2024		Change
(in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$896,518	100.0%	$729,173	100.0%	$167,345	22.9%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	265,679	29.6	212,414	29.1	53,265	25.1
Labor	227,907	25.4	186,134	25.5	41,773	22.4
Occupancy	62,722	7.0	52,751	7.2	9,971	18.9
Other operating expenses	113,478	12.7	90,174	12.4	23,304	25.8
Total restaurant operating expenses	669,786	74.7	541,473	74.3	128,313	23.7
Restaurant-level profit	$226,732	25.3%	$187,700	25.7%	$39,032	20.8%

The following table presents selected quarterly financial and other data:

	Twelve Weeks Ended	Twelve Weeks Ended	Sixteen Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended
	October 5, 2025	July 13, 2025	April 20, 2025	December 29, 2024	October 6, 2024
($ in thousands)	(Q3 2025)	(Q2 2025)	(Q1 2025)	(Q4 2024)	(Q3 2024)
Net New CAVA Restaurant Openings	17	16	15	15	11
CAVA Restaurants, end of period	415	398	382	367	352
CAVA Same Restaurant Sales Growth[1]	1.9%	2.1%	10.8%	21.2%	18.1%
CAVA AUV[2]	$2,935	$2,939	$2,933	$2,865	$2,784
CAVA Restaurant-Level Profit	$71,165	$73,262	$82,305	$50,413	$61,819
CAVA Restaurant-Level Profit Margin	24.6%	26.3%	25.1%	22.4%	25.6%
CAVA Restaurant Operating Weeks	4,881	4,659	5,935	4,299	4,159
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1    To achieve an optimal comparison of fiscal weeks in the CAVA Same Restaurant Sales Growth calculation in fiscal 2024, giving consideration to holiday periods, each week of fiscal 2023 was shifted by one week due to the 53rd week of fiscal year 2023. As a result of this shift, approximately $3.9 million of revenue is not included in CAVA Same Restaurant Sales Growth for Q1 2024, and an additional $4.0 million of revenue is included in CAVA Same Restaurant Sales Growth for Q4 2024. Had this shift not been made, CAVA Same Restaurant Sales Growth would have been 18.3% in Q4 2024. CAVA Same Restaurant Sales Growth would have been immaterially impacted in Q2 2024, Q3 2024, and for the full year fiscal 2024.
2    For purposes of calculating CAVA AUV for Q4 2024, Q1 2025, Q2 2025, and Q3 2025, the applicable measurement period is the trailing thirteen periods ended December 29, 2024, April 20, 2025, July 13, 2025, and October 5, 2025 respectively. For purposes of calculating CAVA AUV for Q3 2024, the applicable measurement period is the trailing thirteen periods ended October 6, 2024, excluding the 53rd week of fiscal year 2023.
The following table presents the Company’s selected balance sheet data:

(in thousands)	October 5, 2025	December 29, 2024
Cash and cash equivalents	$284,570	$366,120
Investments at fair value	103,115	—
Total assets	1,321,979	1,169,669
Total liabilities	552,965	474,103
Total stockholders’ equity	769,014	695,566
Total liabilities and stockholders’ equity	1,321,979	1,169,669
The following table shows the growth in our company-owned CAVA Restaurant base:

	Twelve Weeks Ended		Forty Weeks Ended
	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
CAVA Restaurants
Beginning of period	398	341	367	309
New CAVA Restaurant openings	17	11	48	44
Permanent closure	—	—	—	(1)
End of period	415	352	415	352

Non-GAAP Financial Measures
The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA margin for the periods indicated:

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands)	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
Net income	$14,747	$17,966	$58,822	$51,700
Non-GAAP Adjustments
Interest income, net	(3,575)	(4,091)	(11,773)	(12,829)
Provision for (benefit from) income taxes	5,919	(57)	5,898	482
Depreciation and amortization	17,628	14,325	55,254	45,380
Equity-based compensation	3,285	3,481	14,517	12,222
Other expense (income), net	30	(50)	(471)	(188)
Impairment and asset disposal costs	1,176	1,675	3,917	3,795
Restructuring and other costs	—	230	—	582
Executive transition costs[1]	832	—	832	—
Adjusted EBITDA	$40,042	$33,479	$126,996	$101,144

Revenue	$292,238	$243,817	$904,679	$736,318
Net income margin	5.0%	7.4%	6.5%	7.0%
Adjusted EBITDA margin	13.7%	13.7%	14.0%	13.7%
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1    Includes costs associated with the separation of the Company's Chief Operations Officer.
The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and executive transition costs, for the periods indicated:

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands)	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
General and administrative expenses	$31,499	$29,830	$104,944	$91,951
Equity-based compensation	3,285	3,481	14,517	12,222
Executive transition costs[1]	832	—	832	—
General and administrative expenses, excluding equity-based compensation and executive transition costs	$27,382	$26,349	$89,595	$79,729

Revenue	$292,238	$243,817	$904,679	$736,318
General and administrative expenses, as a percentage of revenue	10.8%	12.2%	11.6%	12.5%
General and administrative expenses, excluding equity-based compensation and executive transition costs, as a percentage of revenue	9.4%	10.8%	9.9%	10.8%
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1    Includes costs associated with the separation of the Company's Chief Operations Officer.

The following table reconciles net income to Adjusted Net Income and diluted earnings per share to Adjusted Diluted Earnings Per Share for the periods indicated:

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands, except per share amounts)	October 5, 2025	October 6, 2024	October 5, 2025	October 6, 2024
Net income	$14,747	$17,966	$58,822	$51,700
Quarterly allocation of income tax expense, excluding VA Release[1]	—	(2,954)	—	(7,959)
Adjusted Net Income	$14,747	$15,012	$58,822	$43,741

Diluted weighted average common shares outstanding	118,271	118,430	118,356	118,191
Diluted earnings per share	$0.12	$0.15	$0.50	$0.44
Adjusted Diluted Earnings Per Share	$0.12	$0.13	$0.50	$0.37

Revenue	$292,238	$243,817	$904,679	$736,318
Net income margin	5.0%	7.4%	6.5%	7.0%
Adjusted Net Income margin	5.0%	6.2%	6.5%	5.9%
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1    Reflects an allocation of income tax expense excluding the net benefit from the release of the valuation allowance previously recorded against our deferred tax assets (the "VA Release") recorded in Q4 2024 assuming a consistent effective tax rate.
The following table reconciles net cash provided by operating activities to Free Cash Flow for the periods indicated:

	Forty Weeks Ended
(in thousands)	October 5, 2025	October 6, 2024
Net cash provided by operating activities	$144,537	$131,174
Purchases of property and equipment	(121,264)	(80,389)
Free Cash Flow	$23,273	$50,785

Glossary:
The following definitions apply to these terms as used in this press release:
"Adjusted Diluted Earnings Per Share" is defined as Adjusted Net Income divided by diluted weighted-average common shares outstanding;
“Adjusted EBITDA” is defined as net income adjusted to exclude interest income, net, provision for (benefit from) income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other expense (income), net, impairment and asset disposal costs, restructuring and other costs, and executive transition costs, in each case, to the extent applicable in a given fiscal period. See “Non-GAAP Financial Measures” for a reconciliation of net income to Adjusted EBITDA for the periods presented;
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“Adjusted Net Income” is defined as net income in the prior year fiscal 2024 periods adjusted to exclude the net benefit associated with the release of a valuation allowance previously recorded against deferred tax assets ("VA Release"). In addition, Adjusted Net Income includes an allocation of total fiscal 2024 income tax expense, excluding the VA Release, to each quarter assuming a consistent effective tax rate. See “Non-GAAP Financial Measures” for a reconciliation of net income to Adjusted Net Income for the periods presented;
“Adjusted Net Income Margin” is defined as Adjusted Net Income as a percentage of revenue;
“CAVA Average Unit Volume” or “CAVA AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods and CAVA digital kitchens sales for such period divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA digital kitchen” is defined to include kitchens used for third-party marketplace and native delivery, digital order pickup, and/or centralized catering production and that has neither in-restaurant dining nor customer-facing make lines;
“CAVA Digital Revenue Mix” represents the portion of CAVA Revenue related to digital orders as a percentage of total CAVA Revenue;
“CAVA hybrid kitchen” is defined to include kitchens that have enhanced kitchen capabilities to support centralized catering production and that also have in-restaurant dining and customer-facing make lines;
"CAVA Restaurant Operating Weeks" represents the aggregate number of weeks each of our CAVA Restaurants has been open in a given period;
“CAVA Restaurant-Level Profit,” a segment measure of profit and loss, represents CAVA Revenue less food, beverage, and packaging, labor, occupancy, and other operating expenses, excluding depreciation and amortization. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants, including converted Zoes Kitchen locations and CAVA hybrid kitchens, that are open or temporarily closed as of the end of the specific period. CAVA Restaurants exclude restaurants operating under license agreements and CAVA digital kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding restaurants operating under license agreements;
“CAVA Same Restaurant Sales Growth” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer (including converted Zoes Kitchen locations that have been open for 365 days or longer after the completion of the conversion to a CAVA restaurant);

“digital orders” means orders made through catering and digital channels, such as the CAVA app and the CAVA website. Digital orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
“Free Cash Flow” means net cash provided by operating activities less purchases of property and equipment;
“guest traffic” means the number of entrees ordered in-restaurant and through digital orders; and
“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings (including CAVA restaurants converted from a Zoes Kitchen location) during a specified reporting period, net of any permanent CAVA restaurant closures during the same period.
We operate on a 52-week or 53-week fiscal year that ends on the last Sunday of the calendar year. In a 52-week fiscal year, the first fiscal quarter contains sixteen weeks and the second, third, and fourth fiscal quarters each contain twelve weeks. In a 53-week fiscal year, the first fiscal quarter contains sixteen weeks, the second and third fiscal quarters each contain twelve weeks, and the fourth fiscal quarter contains thirteen weeks. References to “thirteen periods” are to the 13 accounting periods we have in each fiscal year, with each accounting period being four weeks, except in a 53-week fiscal year which will contain one accounting period of five weeks.
Certain numerical figures have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.